Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-69145, 333-75993, 333-64795, 333-04161, 33-49872, 33-6129, 333-69147, 333-38178, 333-38184, 333-50516, 333-19335-01, 333-86534 and 333-86530, Registration Statements on Form S-3 Nos. 333-59141, 333-82671-99, 333-65810 and 333-50516 and Registration Statements on Form S-4 Nos. 333-92029 of Newmont Mining Corporation of our report dated February 13, 2003 relating to the consolidated financial statements as of December 31, 2002 and 2001 and for the three years then ended which appear in this Amendment No. 1 to Form 10-K/A.

PricewaterhouseCoopers LLP

Denver, Colorado

March 20, 2003